Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 7, 2023 relating to the financial statements of Crescent Energy Company and the effectiveness of Crescent Energy Company’s internal control over financial reporting, incorporated by reference from Registration Statement No. 333-261604 on Form S-8 of Crescent Energy Company.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

November 13, 2023